Exhibit 10.59
PARTIAL SURRENDER OF LEASE AGREEMENT
AND MODIFICATION AGREEMENT
     AGREEMENT (this “Agreement) made as of the 14th day of August, 2007 by and between W2007 417 Fifth Realty, LLC (hereinafter referred to as “Owner”), having an address at 530 Fifth Avenue, Suite 1800, New York, New York 10036, and Atari, Inc. (hereinafter referred to as “Tenant”), having an address at 417 Fifth Avenue, New York, New York 10016.
WITNESSETH:
     WHEREAS, Fifth and 38th LLC (“Prior Landlord”) and Tenant executed and delivered a certain Agreement of Lease (as amended, the “Lease”) dated June 21, 2006 pursuant to which Tenant leased from Landlord the entire 7th and 8th floors and a portion of the basement (collectively, the “Premises”) in the building known as 417 Fifth Avenue, New York, New York (the “Building”) for a term that is scheduled to expire on June 30, 2021;
     WHEREAS, Owner has succeeded or will shortly succeed to the interests of the Prior Landlord in the Building and under the Lease;
     WHEREAS, Tenant desires to surrender its leasehold interest (the “Surrender”) in and to a portion of the Premises, consisting of the entire 8th Floor of the Building (the “Office Surrender Premises”) and the entire area of the basement storage space currently leased by Tenant in the Building consisting of 2,500 rentable square feet (the “Basement Surrender Premises”; the Office Surrender Premises and the Basement Surrender Premises, are herein collectively referred to as, the “Surrender Premises”) prior to June 30, 2021 and Owner desires to accept such early Surrender of the Surrender Premises in accordance with the terms of this Agreement,
     WHEREAS, in lieu of the Basement Surrender Premises, Tenant desires to lease other storage space in the Building identified as (x) Space 2 consisting of an area of the sub-basement containing 627 rentable square feet and (y) Space 3 consisting of an area of the sub-basement of the Building containing 1,105 rentable square feet, and, in each case, as more particularly shown on Exhibit A hereto (such storage areas identified as Space 2 and Space 3 contain an aggregate of 1,732 rentable square feet and are referred to herein collectively as, the “New Basement Space”), and Owner desires to lease such New Basement Space to Tenant upon the terms set forth herein; and
     WHEREAS, Owner and Tenant have agreed to modify the terms of the Lease to provide for such early Surrender of the Surrender Premises and leasing of the New Basement Space.
     NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1. Capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Lease.
     2. Tenant shall surrender to Owner the Surrender Premises, Tenant’s leasehold interest in such Surrender Premises and its right to use and occupancy of the Surrender Premises as of December 31, 2007 (the “Surrender Date”).
     3. Owner shall accept Tenant’s Surrender of the Surrender Premises as of the Surrender Date upon the following conditions:
           a. Tenant shall vacate the Surrender Premises by no later than 11:59 p.m. on December 31, 2007;
          b. The Surrender Premises shall be delivered in its “AS-IS” condition as of the date hereof, reasonable wear and tear and damage for which Tenant is otherwise not liable excepted and otherwise free of personal property and in “broom clean” condition.
          c. Each party agrees to and does hereby waive any and all claims against the other relating to the Surrender Premises and the right to use and occupancy of the Surrender Premises. This provision shall survive the termination of this Agreement; and
          d. Tenant shall not be in monetary default under the Lease, beyond all applicable notice and cure periods thereunder.
     4. Tenant shall continue to pay to Landlord the Fixed Annual Rent as well as any additional rent with respect to the Office Surrender Premises through December 31, 2007, but no Fixed Annual Rent or Basement Electricity Fee shall be payable with respect to the Basement Surrender Premises for the period of October 1, 2007 through and including December 31, 2007.
     5. Effective as of the Surrender Date, the Lease shall be amended and modified as follows:
          a. The terms “Demised Premises”, “Office Space” and “demised premises” shall no longer include a reference to the Office Surrender Premises and all obligations of Tenant and Owner to the other with respect to the Office Surrender Premises shall cease and come to an end as of such Surrender Date, except as expressly provided herein.
          b. Owner shall lease to Tenant and Tenant shall lease from Owner, the New Basement Space, and the terms “Demised Premises,” “Basement Space” and “demised premises” shall no longer include a reference to the Basement Surrender Premises and all obligations of Tenant and Owner to the other with respect to the Basement Surrender Premises shall cease and come to an end as such Surrender Date, except as expressly provided herein and such terms “Demised Premises,” “Basement

Space” and “demised premises” shall, from and after the Surrender Date, include a reference to the New Basement Space.
          c. The schedule of “Fixed Annual Rent” applicable to the Office Space set forth in Section 37J(i) of the Lease shall be amended to read, in its entirety, as follows:
               “(i) With respect to the Office Space:
     (1) from January 1, 2008 through and including June 30, 2011, One Million One Hundred Ninety Thousand and 00/100 Dollars ($1,190,000.00) per annum ($99,166.67 per month);
     (2) from July 1, 2011 through and including June 30, 2016, One Million Three Hundred Thirty-Three Thousand and 00/100 Dollars ($1,333,000.00) per annum ($110,833.33 per month); and
     (3) from July 1, 2016 through and including the Expiration Date, One Million Four Hundred Seventy Thousand and 00/100 Dollars ($1,470,000.00) per annum ($122,500.00 per month).”
           d. The definition of “Tenant’s Percentage” appearing in Section 37M of the Lease shall be amended to read, in its entirety, as follows:
                 “‘Tenant’s Percentage’ shall mean 8.50%.”
          e. The definition of “Wage Rate Multiple” appearing in Section 38B(iii)(7) of the Lease shall be amended to read, in its entirety, as follows:
               “Wage Rate Multiple’ shall mean 35,000.”
          f. (i) The Security Deposit and Letter of Credit required to be maintained by Tenant as set forth in Section 59A of the Lease shall be reduced from the amount of $1,680,000.00 to $840,000.00. Accordingly, the reference to “One Million Six Hundred Eighty Thousand and 00/100 Dollars ($1,680,000.00)” shall be amended to read as follows: “Eight Hundred Forty Thousand and 00/100 Dollars ($840,000.00)”, and Owner hereby covenants and agrees that it will execute and deliver to Tenant any necessary authorizations so as to effectuate such reduction in the Security and Letter of Credit.
               (ii) Further, Section 59B of the Lease is hereby amended to read, in its entirety, as follows:
“B. Notwithstanding any provisions of Article 34 or this Article 59 to the contrary, Tenant will be permitted to reduce the amount of the Security Deposit to (i) Six Hundred Thirty Thousand and

00/100 Dollars ($630,000.00) on or after July 1, 2009, (ii) Four Hundred Twenty Thousand and 00/100 Dollars ($420,000.00) on or after July 1, 2012 and (iii) Two Hundred Eighty Thousand and 00/100 Dollars ($280,000.00) on or after July 1, 2015; provided, however, that no such reduction in the Security Deposit shall be permitted if (x) on the date of the requested reduction any monetary default or material non-monetary default shall exist, (y) more than twice in the preceding twenty-four (24) months Owner shall have validly given Tenant written notice of default by Tenant in the payment of Fixed Annual Rent or of Additional Rent due under Section 38 or (z) Owner shall have previously drawn any portion of the Letter of Credit in accordance with the provisions of this Article 59 other than due to non-extension thereof by the issuing hank. Upon any such reduction, Owner will accept a Letter of Credit, or, at the sole cost and expense of Tenant, will consent to an amendment of the Letter of Credit reducing the amount thereof to the proper reduced amount.”
     6. Notwithstanding anything in Article 40 or elsewhere in the Lease to the contrary, in the event that Tenant holds over in the Office Surrender Premises after the Surrender Date, Tenant agrees to pay as use and occupancy of the Office Surrender Premises during the period that Tenant occupies the Office Surrender Premises after the Surrender Date, the sum of $148,750.00 for the first thirty (30) days of any holdover, $173,541.67 for the second thirty (30) days of any holdover and $198,333.34 for any monthly period after the first sixty (60) days of a holdover, such sum being due without proration for any partial month in which Tenant occupies the Office Surrender Premises. Tenant agrees that said sum is a fair and reasonable calculation of the value of the Office Surrender Premises for the period following the Surrender Date and shall constitute liquidated damages and Tenant shall not otherwise be in default under the Lease.
     7. Landlord and Tenant each represent and warrant to the other that no consents shall be required by its members, shareholders, directors or lenders for the effectiveness of this Agreement.

     8. This Agreement shall only be binding on Tenant if Owner acquires title to the Building. Except as herein modified, all other terms and conditions of the Lease remain in full force and effect for the duration of the lease term.
     IN WITNESS WHEREOF, Owner and Tenant have respectively signed this Agreement as of the day and year first written.

Landlord:	W2007 417 Fifth Realty, LLC
	By:	/s/ Joseph Moinian
Joseph Moinian
Managing Member

Tenant:	Atari, Inc.
	By:	/s/ DAVID R PIERCE
		Name:	DAVID R PIERCE
		Title:	President / CEO

Exhibit A
THIS DRAWING IS FOR LEASE AREA CALCULATION PURPOSE ONLY AND NOT TO BE USED FOR ANY CONSTRUCTION DOCUMENTS (ILLEGIBLE)

UNEXCAVATED
3
1
UNEXCAVATED
SCALE
0 2 4 10 15 20 30
N

417 FIFTH AVENUE - SUB-BASEMENT 1

417 5TH AVE. SUB- BASEMENT	
AREA	TOTAL USF
VACANT 1	1,584
VACANT 2	627
VACANT 3	1,105
TOTAL SQ FT	3,316

 – New Storage Space

	LEASING AGENT + PROPERTY MANAGEMENT THEMOINIANGROUP 530 Fifth Avenue, Suite 1800 New York, NY 10036 P = 212.808.4000 x. 234 F = 212.504.9547	LOCATION 417 FIFTH AVE NEW YORK, NY	N	DRAWN BY JS DATE 5/30/07
			2726	FLOOR NO. SUB-B'SMT 1